EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-150791, 333-166517 and 333-188352 on Form S-8 of our report dated February 25, 2021, relating to the financial statements of EOG Resources, Inc. and the effectiveness of EOG Resources, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of EOG Resources, Inc. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP
Houston, Texas
May 7, 2021